UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY, OR ANY OTHER SECURITIES ISSUABLE UPON THE CONVERSION THEREOF, BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) SEPTEMBER 21, 2015, AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER

Debenture Certificate No.:

Principal Amount:

Issue Date: September 21, 2015

SECURED CONVERTIBLE DEBENTURE DUE SEPTEMBER 21, 2017

IMEDICAL INNOVATION INC.
A corporation existing under the laws of the Province of Ontario

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Debenture, the following expressions shall have the following meanings, namely:

(a)

"Affiliate" has the meaning ascribed to such term in the OBCA;

(b)

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;

(c)

"Common Shares" means the common shares in the capital of the Corporation;

(d)

"Corporation" means iMedical Innovation Inc., a corporation existing under the laws of the Province of Ontario;

(e)

"Debenture" or "Debentures" means, as the context requires, this instrument issued to the Holder or all of the secured convertible debentures of the Corporation issued to Debentureholders collectively;

(f)

"Debentureholders" has the meaning ascribed in Section 2.2;

(g)

"Event of Default" means the occurrence of any one or more of the following events or circumstances:

(i)

Default under Debenture. The Corporation defaults in the payment of any Principal Amount or any interest owing under the Debenture as and when it becomes due and payable, whether at the Maturity Date or otherwise, or any other amount due under this Debenture, and any such default with respect to the nonpayment of interest under this Debenture continues for  5 Business Days thereafter;

(ii)

Cross-Default. The Corporation or any of its Affiliates defaults under any other agreement, bond, hypothec, debenture, note or other evidence of indebtedness for money borrowed, under any guarantee hypothec, mortgage or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Corporation or any Affiliate, whether such indebtedness now exists or shall hereafter be created;

(iii)

Breaches of Representations and Warranties. Any representation or warranty made or deemed to be made in the subscription agreement, this Debenture or any Security Document by the Corporation proves to have been incorrect or misleading in any material respect when made or deemed to be made hereunder and not cured within 5 Business Days after notice in writing thereof is delivered to the Corporation;

(iv)

Breaches of Other Covenants. The Corporation fails to observe or perform any other covenant, obligation, condition or agreement in any material respect contained in this Debenture or any other Security Document, and such failure continues for 5 Business Days after notice in writing thereof is delivered to the Corporation;

(v)

Voluntary Bankruptcy or Insolvency Proceedings. The Corporation:

(A)

applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property;

(B)

is unable, or admits in writing its inability, to pay its debts generally as they mature;

(C)

makes a general assignment for the benefit of its creditors;

(D)

is wound-up, dissolved or liquidated;

(E)

becomes insolvent (as such term may be defined or interpreted under any applicable bankruptcy, insolvency or related statute);

(F)

commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(G)

takes any action for the purpose of effecting any of the foregoing;

(vi)

Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Corporation or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Corporation or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 60 days of commencement;

(h)

"Forced Conversion" has the meaning ascribed in Section 4.2 hereto;

(i)

"Forced Conversion Notice" has the meaning ascribed in Section 4.2 hereto;

(j)

"Holder" has the meaning ascribed in Section 2.1 hereto;

(k)

"Issue Date" means September 21, 2015

(l)

"Maturity Date" means September 21, 2017;

(m)

"OBCA" means the Business Corporations Act (Ontario);

(n)

"Principal Office" means the principal office of the Corporation located at 75 International Blvd., Suite 300, Toronto, Ontario M9W 6L0;

(o)

"person" includes an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(p)

"Security" means that security interest granted to the Security Agent by the Corporation pursuant to the Security Documents;

(q)

"Security Agent" has the meaning ascribed in Section 8.1;

(r)

"Security Documents" means the general security agreement entered into by the Corporation in favour of the Security Agent on or about the date hereof; and

(s)

"Term Sheet" means the amended and restated term sheet dated June 24, 2015 among the Corporation and International Capital Management, Inc and attached hereto as Schedule "A".

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Term Sheet.

1.2

Currency

Unless otherwise indicated herein, "$" or "dollars" shall refer to lawful currency of Canada and "US$" shall refer to lawful currency of the United States of America.

1.3

Schedules

The following schedules are incorporated by reference in and deemed to form an integral part of this Debenture:

Schedule "A" – Term Sheet; and

Schedule "B" – Conversion Form.

ARTICLE 2
PROMISE TO PAY

2.1

Indebtedness

The Corporation, for value received, hereby acknowledges itself indebted and promises and covenants to pay to [_____]having an address at [_____], the registered holder hereof for the time being (the "Holder"):

(a)

the principal sum of US$[___] (the "Principal Amount") on the Maturity Date or upon such other date as specified herein at the Corporation's Principal Office;

(b)

interest on any monies owing by the Corporation to the Holder hereunder, all as specifically calculated hereunder; and

(c)

all other monies which may be owing by the Corporation to the Holder pursuant to this Debenture.

2.2

Ranking

This Debenture is one of a series of Debentures designated as "Convertible Secured Debentures due September 21, 2017" of the Corporation. The Debentures consist of and are limited to an aggregate principal amount of up to US$2,000,000. This Debenture will rank pari passu with all other Convertible Secured Debentures due September 21, 2017 Debentures, and for such purpose each holder of such Debentures (each a "Debentureholder") shall be equally and rateably entitled to the benefits as set forth in the Debenture of such Holder together with the Debentures of all other Debentureholders in the manner and to the extent herein set forth.

2.3

Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, subject to Section 8.6, the Debentureholder may declare all outstanding obligations payable by the Corporation hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind (save for notices that are required to trigger an Event of Default), all of which are hereby expressly waived, anything contained herein or in the other Security Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in paragraphs (v) and (vi) of the definition of "Event of Default", immediately and without notice, all outstanding obligations payable by the Corporation hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other transaction documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Debentureholder may exercise any other right, power or remedy granted to it by the transaction documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

ARTICLE 3
INTEREST

3.1

Calculation and Payment of Interest, etc.

The Corporation shall pay interest monthly, on the first date of such relevant month, on that portion of the Principal Amount outstanding from time to time from the Issue Date up to and including the date of repayment of the Principal Amount at the rate of 11% per annum, in like money at the Corporation's Principal Office, calculated monthly in arrears until the Principal Amount is repaid in full or this Debenture is converted in its entirety in accordance with the terms hereof. Unless otherwise set out herein, interest is payable on the Maturity Date.

3.2

Taxation

The Corporation shall make all payments of the Principal Amount and interest on this Debenture, free and clear of, and without withholding of or deduction for or on account of any present or future taxes, levies, imposts, deductions, charges, withholdings and all related liabilities ("Taxes") imposed or levied by any taxing authority with jurisdiction over the payment ("Taxing Authority") unless such Taxes are required to be withheld or deducted by the Corporation by law or by interpretation or administration thereof, or upon demand of any such Taxing Authority. The Corporation shall make any withholdings or deductions in respect of the Taxes required by law or by the interpretation or administration thereof, and shall remit the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law and shall provide the Holder with full particulars thereof in writing.

3.3

No Merger In Judgement

The covenant of the Corporation to pay interest at the rate provided herein shall not merge in any judgement in respect of any obligation of the Corporation hereunder and such judgement shall bear interest in the manner set out in this Section 3.1 and be payable on the same days when interest is payable hereunder.

ARTICLE 4
CONVERSION OF DEBENTURE

4.1

Conversion by Holder

The Principal Amount of Debentures will be convertible, at the Holder's option, in whole or in part, at any time and from time to time from the Issue Date until the Maturity Date, into Common Shares at a conversion price of US$1.78 per Common Share (the "Conversion Price"), subject to the adjustment provisions outlined in Section 4.6. At the time of conversion, any and all accrued interest on the Debentures so converted may, at the option of the Holder, also be convertible into Common Shares at the Conversion Price as determined above.

4.2

Forced Conversion

(1)

To the extent that this Debenture has not otherwise been converted in full pursuant to Section 4.2, at any time prior to the Maturity Date if the Corporation:

(a)

completes a listing on a public stock exchange or is quoted on an over-the-counter market (an "Exchange"); and

(b)

the closing price  of the Common Shares on the Exchange equals or exceeds the Conversion Price (as may be adjusted in accordance with the adjustment provisions outlined in Section 4.6) for at least 20 consecutive trading days, the Corporation may deliver a written notice to the holder of Debenture (a "Forced Conversion Notice") to cause the holder of this Debenture to convert all or part of the then outstanding Principal Amount of the Debenture, in accordance with the instructions provided in the Forced Conversion Notice, at the deemed conversion price of US$1.78 per Common Share (a "Forced Conversion") without any further action required on the part of the Holder.

4.3

Manner of Exercise of Right of Conversion.

(1)

If the Holder wishes to convert this Debenture into Common Shares, either in whole or in part, in accordance with Section 4.1 or if the Corporation executes a Forced Conversion, the Holder shall surrender such Debenture certificate to the Corporation together with the Conversion Form attached hereto as Schedule "B", duly executed by the Holder or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in form and substance satisfactory to the Corporation, irrevocably exercising its right to convert such Debenture in accordance with the provisions of this Article 4. Thereupon, the Holder, or its nominee or assignee, shall be entitled to be entered in the books of the Corporation as at the date of conversion as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions hereof and, as soon as practicable thereafter, the Corporation shall deliver to the Holder or, subject as aforesaid, its nominee or assignee, a certificate for such Common Shares or proof of a non-certificated issuance, at the sole discretion of the Corporation.

(2)

If only part of this Debenture is converted by the Holder under Section 4.1, the Holder shall, upon the exercise of its right of conversion, surrender this Debenture to the Corporation, and the Corporation shall cancel the same and shall, without charge, forthwith certify and deliver to the Holder a new Debenture in the aggregate principal amount equal to the unconverted part of the Principal Amount of this Debenture.

(3)

Upon surrender of this Debenture for conversion in accordance with this Section 4.3, unless the Holder elected to convert the accrued and unpaid interest pursuant to Section 4.1, the Holder shall be entitled to receive accrued and unpaid interest in respect of the portion so converted only for the period up to the date of conversion. The Common Shares issued upon conversion, shall from and after the date of conversion, for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

4.4

No Requirement to Issue Fractional Shares.

The Corporation shall not be required to issue fractional Common Shares upon the conversion of this Debenture. If any fractional interest in a Common Share would be deliverable upon the conversion of any Debentures, then the number of Common Shares otherwise issued shall be rounded down, without any additional consideration provided to the Holder, to the nearest whole number of Common Shares.

4.5

Reservation of Common Shares Issuable Upon Conversion

The Corporation shall at all times while this Debenture remains outstanding reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Debenture such number of its Common Shares as would from time to time be sufficient to effect the conversion of this Debenture into Common Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of this Debenture, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number as shall be sufficient for such purpose.

4.6

Capital Adjustments

In the event that the Common Shares are subject to any stock dividend, stock split, combination or exchange of shares, merger, amalgamation, arrangement, reverse merger, reverse take-over, consolidation, spin-off, listing on an Exchange or other distribution (other than normal cash dividends) of the Corporation's assets to shareholders, or any other change in the capital of the Corporation affecting the Common Shares, the number of Common Shares which are the subject of being converted under this Debenture and the Conversion Price therefore shall be likewise adjusted in order to reflect the change (for the purpose of preserving the value of the conversion).

ARTICLE 5
SECURITY/SENIORITY

5.1

The Debentures shall be secured by all of the present and after-acquired property of the Corporation (the "Security"). The Debentures shall rank first in seniority and priority as against all other loans and indebtedness of the Corporation and none of the Security may be used or pledged in respect of any other financing of the Corporation without the prior written consent of the Security Agent, such consent not to be unreasonably withheld.

5.2

The Corporation agrees to sign such further documents and do such further acts and things as the Holder or the Security Agent may deem reasonably necessary or desirable in order to allow the Holder to establish enforceable security over the Corporation.

5.3

To the extent that the Corporation is obligated to repay any outstanding indebtedness prior to the Maturity Date or the Corporation or its respective assets are subject to any prior security registrations, liens or other encumbrances of any nature or kind, the Corporation shall deliver evidence of postponement or subordination of same satisfactory to the Security Agent, in its sole discretion.

ARTICLE 6
ADMINISTRATIVE PROVISIONS

6.1

Registered Holders

The person in whose name this Debenture shall be registered shall be deemed and regarded as the owner and holder hereof for all purposes, and the payment to and/or receipt of any Holder for any Principal Amount or interest hereby evidenced shall be a good discharge of the Corporation for the same, and the Corporation shall not be bound to enter in the register notice of any trust or to enquire into the title of any Holder or to recognize any trust or equity affecting the title hereof save as ordered by some court of competent jurisdiction or as required by statute.

6.2

Transfer

Subject to applicable securities laws, the Debentures are transferrable, in whole or in part, at the Holder's option upon prior written notice to the Corporation.

6.3

Replacement of Debenture

If this Debenture shall become mutilated or be lost, stolen or destroyed and in the absence of notice that this Debenture has been acquired by a bona fide purchaser, the Corporation in its discretion may issue a new Debenture upon surrender and cancellation of the mutilated Debenture, or, in the event that this Debenture is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Debenture shall be in the form hereof. In case of loss, theft or destruction the Holder shall furnish to the Corporation such evidence of such loss, theft or destruction as shall be satisfactory to it in its discretion acting reasonably and shall also furnish an indemnity in amount and form satisfactory to the Corporation in its discretion acting reasonably.

ARTICLE 7
COVENANTS

7.1

Affirmative Covenants

The Corporation covenants that the Corporation shall, and shall cause its Affiliates, as applicable, to:

(a)

Performance Under the Debenture. Pay, observe or perform any other covenant, obligation, condition or agreement contained in this Debenture;

(b)

Use of Proceeds. Use the proceeds of this Debenture in accordance with the description in the Term Sheet;

(c)

Preservation of Corporate Existence. Preserve and maintain its and its Affiliates' corporate existence, rights and privileges in their respective jurisdictions, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is required;

(d)

Compliance with Applicable Laws. Comply with all applicable laws of any governmental authority, non-compliance with which could materially adversely affect the business or condition of the Corporation, financial or otherwise, on a consolidated basis, except non-compliance being contested in good faith through appropriate proceedings so long as the Corporation has set up and funded sufficient reserves, if any, required under International Financial Reporting Standards with respect to such items; and

7.2

Negative Covenants

The Corporation covenants that the Corporation shall not, and shall cause its Affiliates, as applicable, not to pay any dividend or similar distribution to its shareholders while any debt hereunder remains outstanding.

ARTICLE 8
SECURITY AGENT

8.1

Appointment and Authority

The Holder hereby irrevocably appoints International Capital Management Inc., with its address located at 940 The East Mall, Suite 200, 2nd Floor, Toronto, ON M9B 6J7, to act on its behalf as the security agent ("Security Agent") hereunder and under the Security Documents and authorizes the Security Agent to take such actions on its behalf and to exercise such powers as are delegated to the Security Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Security Agent and the Holder and no other party shall have rights as a third party beneficiary of any of such provisions. Unless otherwise specified herein, the Security Agent shall hold the Security on behalf of the Holder and the other Debentureholders. The Security Agent accepts such appointment.

8.2

Exculpatory Provisions

(1)

The Security Agent shall not have any duties or obligations except those expressly set forth herein and in the Security Documents. Without limiting the generality of the foregoing, notwithstanding any other term or condition in this Debenture or in any Security Document, the Security Agent:

(a)

shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default under this Debenture has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers under any Security Document; provided that the Security Agent shall act as directed in writing by the simple majority of the Debentureholders (in proportion to their holdings), but (and notwithstanding the foregoing) the Security Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Security Agent to liability or that is contrary to any Security Document or applicable law; and

(c)

shall not, except as expressly set forth herein and in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Corporation or any of its affiliates that is communicated to or obtained by the person serving as the Security Agent or any of its directors, officers, agents, representatives or affiliates in any capacity.

(2)

Notwithstanding any other term or condition in this Debenture or in any Security Document, the Security Agent shall not be liable for: (a) any lack of perfection (including without limitation, any lack of perfection by registration or lack of perfection by control) under any applicable laws of any encumbrances granted under any Security Documents or otherwise granted by the Corporation in connection with the Security Documents; or (b) any action taken or not taken by it: (i) with the unanimous written consent or at the unanimous written request of Debentureholders; or (ii) in the absence of its own gross negligence or willful misconduct. The Security Agent shall be deemed not to have knowledge of any Event of Default under this Debenture unless and until notice describing the Event of Default is given to the Security Agent by the Corporation or a Debentureholder.

(3)

Except as otherwise expressly specified in this Debenture, the Security Agent shall not be responsible for or have any duty to ascertain or inquire into: (a) any statement, warranty or representation made in or in connection with this Debenture or any Security Document; (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default under this Debenture; (d) the validity, enforceability, effectiveness or genuineness of this Debenture, any Security Document or any other agreement, instrument or document; or (e) the satisfaction of any condition specified in this Debenture, other than to confirm receipt of items expressly required to be delivered to the Security Agent.

8.3

Reliance by the Security Agent.

The Security Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Security Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Security Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.4

Indemnification of the Security Agent

Each Debentureholder severally agrees to indemnify the Security Agent and any of its directors, officers, agents, representatives or affiliates and hold each of them harmless (to the extent not reimbursed by the Corporation, as set forth in Section 9.10), in its ratable portion, from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Security Agent and any of its directors, officers, agents, representatives or affiliates in any way relating to or arising out of: (a) the Security Documents or the transactions therein contemplated; and (b) its duties as Security Agent hereunder. The indemnity in this Section 8.4 shall survive the payment and satisfaction of all obligations and the termination of this Debenture.

8.5

Non-Reliance on Security Agent and Debentureholders

The Holder acknowledges that it has, independently and without reliance upon the Security Agent or any other Debentureholder or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own financial analysis and decision to enter into this Debenture. Each Debentureholder also acknowledges that it will, independently and without reliance upon the Security Agent or any other Debentureholder or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Debenture, any Security Document or any related agreement or any document furnished hereunder or thereunder.

8.6

Collective Action of the Debentureholders

The Holder hereby acknowledges that to the extent permitted by applicable law, any collateral security and the remedies provided under the Security Documents to the Security Agent on behalf of Debentureholders are for the benefit of the Debentureholders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Security Agent upon the decision of the Debentureholders made in accordance with the provisions hereof. Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, the Holder hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any notice of acceleration of enforcement of the Security Documents hereunder or thereunder, but that any such action shall be taken only by the Security Agent with the prior written agreement of the simple majority of the Debentureholders (in proportion to their holdings); provided however that, should there exist an Event of Default described in paragraph (i) of the definition of "Event of Default" under this Debenture, but not under all of the other Debentures, the Holder shall be entitled to direct the Security Agent to exercise its rights and remedies hereunder and under the Security Documents and the Security Agent shall give notice thereof to all of the Debentureholders. The Holder hereby further represents, covenants and agrees that: (a) upon any such written agreement being given, it shall co-operate fully with the Security Agent to the extent requested by the Security Agent; and (b) it does not currently hold, and it shall not take or obtain, any encumbrance on any property or assets of the Corporation to secure the obligations or any other amounts owing under the Debenture or Security Documents, except to the extent such encumbrance is in favour of the Security Agent on behalf of all the Debentureholders. Notwithstanding the foregoing, in the absence of instructions from the Debentureholders and where in the sole opinion of the Security Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Security Agent may (but shall not be obligated to) without notice to or consent of the Debentureholders take such action on behalf of the Debentureholders as it deems appropriate or desirable in the interest of the Debentureholders. Without limiting the previous sentence, upon notice from the Holder to the Security Agent of the existence of an Event of Default, the Security Agent shall call a meeting of all Debentureholders for the purpose of determining the action to be taken by the Security Agent.

8.7

Resignation of Security Agent and Successor Security Agent

The Security Agent may resign as Security Agent upon not less than 30 days' written notice (which shall include the notice addresses of the Debentureholders to facilitate the meeting of the Debentureholders to select a successor Security Agent) to each of the Debentureholders (with a copy to the Corporation), such resignation to take effect upon the acceptance by a successor Security Agent of its appointment as the Security Agent hereunder. Upon any such resignation, the majority of the Debentureholders (in proportion to their holdings) shall have the right to appoint a successor Security Agent which meets the following eligibility requirements (the "Eligibility Requirements"): (i) has no material conflict of interest with regard to fulfillment of its obligations under the Debentures and the Security Documents; and (ii) be willing and able to accept such obligations upon reasonable and customary terms; provided that if no Event of Default has occurred and is continuing, such appointment shall not be effective without the prior written consent of the Corporation, not to be unreasonably withheld, delayed or conditioned. If no successor Security Agent shall have been so appointed and shall have accepted such appointment in writing within 30 days after the retiring Security Agent's giving of notice of resignation, then the retiring Security Agent may, on behalf of the Debentureholders, appoint a successor Security Agent which meets the Eligibility Requirements or apply to a court of competent jurisdiction for the appointment of a successor Security Agent, and the Corporation agrees to pay such reasonable fees and expenses of any such appointee as shall be necessary to induce such appointee to agree to become a successor Security Agent hereunder. Upon acceptance of appointment as Security Agent, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers and privileges, immunities and duties of the retiring Security Agent, and the retiring Security Agent, upon the signing, transferring and setting over to such successor Security Agent all rights, moneys and other collateral held by it in its capacity as Security Agent, shall be discharged and released from its duties and obligations hereunder and under the Security Documents.  Notwithstanding the resignation of the Security Agent for any reason, the Security Agent shall remain entitled to be reimbursed for all expenses and disbursements (to the extent such fees, expenses and disbursements were earned or incurred on or prior to such resignation or removal) and be entitled to all indemnities that such Security Agent would otherwise have been duly entitled to pursuant to the Debentures if not for such resignation or removal.

ARTICLE 9
MISCELLANEOUS

9.1

Resale restrictions

All securities of the Corporation issuable in connection with the conversion of this Debenture shall be subject to such resale restrictions as may be required under applicable securities law.

9.2

Binding Obligation

This Debenture shall constitute a binding obligation of the Corporation as and from the date hereof until the repayment or conversion of the Debentures in their entirety in accordance with the terms hereof.

9.3

Time

Time shall be of the essence of this Debenture.

9.4

Governing Law

This Debenture shall be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Holder irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Debenture and waives objection to the venue of any proceeding in such court or that court provides an inconvenient forum.

9.5

Severability

If any one or more of the provisions or parts thereof contained in this Debenture should be or become invalid, illegal or unenforceable, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, severable therefrom and the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed.

9.6

Headings

The headings of the articles, sections, subsections and clauses of this Debenture have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Debenture.

9.7

No Assignment; Binding Effect

This Debenture may not be transferred or assigned by the Corporation, in whole or in part, without the prior written consent of the Holder and each other Debentureholder. Subject thereto, this Debenture and all of its provisions shall enure to the benefit of the Holder, its successors and assigns, and shall be binding upon the Corporation and its successors and permitted assigns.

9.8

Right of acceleration

The Corporation may not prepay (or accelerate payment of) the Debentures in whole or in part.

9.9

Expenses

The Corporation will pay all reasonable costs and expenses incurred by the Debentureholders and the Security Agent in administering the Debentures, collecting any amount due, and enforcing their rights and remedies under the Debentures, the Security Documents and applicable law, including reasonable legal fees and disbursements.

9.10

Indemnification of the Security Agent and Debentureholders

The Corporation will indemnify the Security Agent and Debentureholders from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Security Agent or Debentureholders in any way relating to or arising out of: (a) the Security Documents or the transactions therein contemplated; and (b) its duties as Security Agent hereunder. The indemnity in this Section 9.10 shall survive the payment and satisfaction of all obligations and the termination of this Debenture.

9.11

Meetings of Debentureholders

(1)

Right to Convene Meeting. The Corporation may at any time and from time to time and shall, on receipt of a written request of the Corporation or a Debentureholders' Request (as hereinafter defined), convene a meeting of the Debentureholders. For purposes hereof, "Debentureholders' Request" means an instrument, signed in one or more counterparts by Debentureholders holding an aggregate of not less than 25% of the outstanding principal amount of the Debentures then outstanding, requesting the Corporation to take some action or proceeding specified therein.

(2)

Notice of Meeting. At least 10 days prior notice of any meeting of Debentureholders shall be given to the Debentureholders. Such notice shall state the date (which shall be a business day) and time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Debentureholders to make an informed decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 9.11. The accidental omission to give notice of a meeting to any Debentureholder shall not invalidate any resolution passed at any such meeting. A Debentureholder may waive notice of a meeting either before or after the meeting.

(3)

Chairman. The Debentureholders present in person or by proxy shall choose some individual present at the meeting, which individual need not be a Debentureholder, to be chairman.

(4)

Quorum. At any meeting of the Debentureholders a quorum shall consist of two Debentureholders present in person or by proxy and representing at least 10% of the outstanding principal amount of the Debentures. If a quorum of the Debentureholders is not present within 30 minutes after the time fixed for the holding of any meeting, the meeting, if summoned by the Debentureholders or pursuant to a Debentureholders' Request, shall be dissolved. In any other case, the meeting shall be adjourned to the same day in the next week (unless such day is not a business day, in which case it shall be adjourned to the next following business day thereafter) at the same time and place, if practicable, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not represent 10% of the outstanding principal amount of the Debentures. Any business may be brought before or dealt with at an adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting. Subject to the foregoing, no business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

(5)

Power to Adjourn. The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

(6)

Show of Hands. Every question submitted to a meeting shall, subject to section 9.11(7), be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of such fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him or her.

(7)

Poll. On every Extraordinary Resolution (as hereinafter defined), and on any other question submitted to a meeting, when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment, as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the holders of a majority of the outstanding principal amount of the Debentures represented at the meeting and voted on the poll.

(8)

Voting. On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each USD$1,000 principal amount of Debentures of which he shall then be the holder. Any fractional amounts resulting from such conversion shall be rounded to the nearest USD$100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

(9)

Regulations. The Corporation, may from time to time make and vary or revoke such regulations as it shall, acting reasonably, consider appropriate providing for and governing:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which such instrument shall be executed and the production of the authority of any person executing any such instrument on behalf of a Debentureholder;

(b)

the deposit of instruments appointing proxies at such place as the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which such instruments must be deposited;

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or faxed before the meeting to the Corporation at the place where the meeting is to be held and for the voting of proxies so deposited as though the instruments were produced at the meeting; and

(d)

generally for the calling of meetings of Debentureholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only persons who shall be recognized at any meeting as the Debentureholders, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

(10)

Persons Entitled to Attend Meetings. The Corporation, by its employees, officers and directors, and the legal advisors of the Corporation, or the legal advisors of any Debentureholder, may attend any meeting of the Debentureholders, but shall have no vote as such.

(11)

Powers Exercisable by Extraordinary Resolution. In addition to the powers conferred upon them by any other provisions of this Debenture or by law, the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)

to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Debentureholders or on behalf of the Debentureholders against the Corporation or against its property or assets or any part thereof, whether such rights arise under this Debenture or otherwise;

(b)

to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders;

(c)

to waive any default on the part of the Corporation in complying with any provisions of this Debenture either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(d)

Subject to Section 8.6, to restrain any Debentureholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants of the Corporation in this Debenture or to enforce any of the rights of the Debentureholders;

(e)

Subject to Section 8.6, to direct any Debentureholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with such suit, action or proceeding upon payment of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith; and

(f)

to assent to any change in or omission from the provisions contained in this Debenture or any ancillary or supplemental instrument which may be agreed to by the Corporation,

in any such case subject to compliance with any applicable laws and to any necessary regulatory approvals.

(12)

Meaning of "Extraordinary Resolution".

(a)

The expression "Extraordinary Resolution" when used in this Debenture means, subject as hereinafter in this section provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for such purpose and held in accordance with the provisions of this section at which the holders of not less than 25% of the outstanding principal amount of the Debentures then outstanding are present in person or by proxy and passed by the affirmative votes of the holders of not less than a 66 2/3% of the outstanding principal amount of the Debentures represented at the meeting and voted on a poll upon such resolution.

(b)

If, at any such meeting, the holders of not less than 25% of the outstanding principal amount of the Debentures outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved. In any other case, the meeting shall be adjourned to such date, being not less than 14 and not more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days prior notice shall be given of the time and place of such adjourned meeting. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting, the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in section 9.11(8) shall be an Extraordinary Resolution within the meaning of this Debenture, notwithstanding that the holders of not less than 25% of the outstanding principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

(c)

Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

(13)

Powers Cumulative. Any one or more of the powers in this Debenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

(14)

Minutes. Minutes of all resolutions and proceedings at every meeting of Debentureholders shall be made and duly entered in books to be from time to time provided for that purpose by the secretary of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings taken thereat shall be deemed to have been duly passed and taken.

(15)

Instruments in Writing. All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore provided in this section may also be taken and exercised by the holders of 66 2/3% of the outstanding principal amount of the outstanding Debentures, by an instrument in writing signed in one or more counterparts, by such Debentureholders in person or by attorney duly appointed in writing, and the term "resolution" or the expression "Extraordinary Resolution", as the case may be, when used in this Debenture shall include an instrument so signed.

(16)

Binding Effect of Resolutions. Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this section at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting and every instrument in writing signed by Debentureholders in accordance with Section 9.11(15) shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholders shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

ARTICLE 10
NOTICE

10.1

Notices

Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission, or via email to such party, as follows:

(a)

in the case of the Corporation, to:

iMedical Innovations Inc.
75 International Blvd., Suite 300
Toronto, ON  M9W 6L0

Attention:

Mr. Waqaas Al-Siddiq, CEO
Email:

wsiddiqui@sensormobility.com

(b)

in the case of the Holder, to the address specified in Section 2.1.

(c)

in the case of the Security Agent, to:

International Capital Management Inc.

940 The East Mall,
Suite 200, 2nd Floor
Toronto, ON M9B 6J7

Attention:

Telfer Hanson

Email:

thanson@icm-canada.com

Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax or email, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Corporation has duly executed this Debenture as of the date first above written.

IMEDICAL INNOVATION INC.

Per:
Authorized Signatory

INTERNATIONAL CAPITAL MANAGEMENT INC., as Security Agent

Per:
Authorized Signatory

SCHEDULE "A"
TERM SHEET

Issuer:	iMedical Innovation Inc. (the "Corporation").
Agents:	International Capital Management Inc. ("ICM") and any future syndicate members (collectively with ICM, the "Agents")
Size of Offering:	Up to US$2,000,000 worth of secured convertible debentures (the "Debentures").
Term:	24 months.
Interest Rate:	11.0% per annum, payable monthly in arrears.
Security:	The Debentures will be secured by all of the present and after acquired property of the Corporation.
Conversion at Holder's Option:

Principal may be converted at any time in whole or in part at the subscriber's option into common shares of the Corporation ("Common Shares") at a deemed conversion price of US$1.78 per Common Share (the "Conversion Price").

Upon completion of the Corporation`s anticipated reverse merger, the adjusted conversion price would be approximately US$0.75 per resulting issuer share.

Forced Conversion by the Corporation:

The Corporation shall have the option, exercisable upon written notice to the subscribers, to force the conversion of the principal amount of the Debentures into Common Shares at a deemed conversion price of US$1.78 per Common Share in the event that, during the term of the Debentures, the Corporation completes a public listing and the closing price of the Common Shares on the exchange on which the Common Shares (including the common shares of any successor public entity, e.g. in the context of a reverse takeover transaction) may be listed equals or exceeds 100% of the Conversion Price per Common Share (as may be adjusted, e.g. in the context of a reverse takeover transaction) for at least 20 consecutive trading days.

Upon completion of the Corporation`s anticipated reverse merger, the adjusted conversion price would be approximately US$0.75 per resulting issuer share.

Shareholders Agreement:

To the extent that the Corporation remains private at the time of conversion of the Debentures into Common Shares, the holders will be required to sign a joinder agreement such that it becomes a party to the shareholders agreement of the Corporation (as may be amended from time to time).

Resale Restrictions:

The Corporation is not a reporting issuer (or the equivalent) in any jurisdiction and the Common Shares are not listed for trading on any exchange. Therefore, any resale of the Debentures must be made in accordance with applicable Canadian securities laws, and which may require resales to be made in accordance with prospectus and dealer registration requirements or exemptions from the prospectus and dealer registration requirements. Canadian subscribers are advised to seek legal advice prior to any resale of the Debentures.

U.S. Registration Requirement:

If the Corporation completes a U.S. listing during the term of the Debentures, the Common Shares issuable upon exercise of the Debentures will be registered under the Securities Act of 1933, as amended, pursuant to a registration statement to be filed within 60 days following the date of US listing, so as to permit their public resale.

Additionally, absent an available resale exemption and upon the Corporation's request, the parties will cooperate in the preparation of a non-offering prospectus to be filed with the relevant securities regulators in Canada and an application to cross-list the Corporation's shares on a Canadian exchange so as to permit the public resale of the Common Shares issuable to Canadian resident shareholders of the Corporation upon conversion of the Debentures.

Pre-Issue Capitalization:	• Common Shares: 19,014,000 • Options: 0 • Warrants: 703,580
Use of Proceeds:	Research and Development, FDA Filings, FCC Filings, Pre production and manufacturing preparation, reverse merger expenses, general operating expenses.
Agents’ Commission:

At the Closing of the Offering, on purchases of Debentures from investors not forming part of the President's List (as defined below),  the Company shall pay to the Agents a fee equal to:

1.

7% of the aggregate cash proceeds received from the sale of the Debentures; and

2.

a number of warrants (the "Broker Warrants") equal to 7% of the aggregate number of Common Shares into which the Debentures may be converted in accordance with their terms. Each Broker Warrant will entitle the holder to acquire one Common Share at an exercise price of US$1.78 for a period of 24 months from the closing of the Offering (upon completion of the Corporation`s anticipated reverse merger, the adjusted exercise price would be approximately US$0.75 per resulting issuer share).

Agents' Commission for President's List Subscriptions:

The Company shall be entitled to provide the Agents with a list of parties to whom a portion of the Offering will be allocated (the "President's List"). At the Closing of the Offering, the Company shall pay to the Agents a fee equal to:

1.

3% of the aggregate cash proceeds received from the sale of the Debentures to parties on the President's List; and

2.

a number of Broker Warrants equal to 3% of the aggregate number of Common Shares into which the Debentures sold to parties on the President's List may be converted in accordance with their terms. Each Broker Warrant will entitle the holder to acquire one Common Share at an exercise price of US$1.78 for a period of 24 months from the closing of the Offering (upon completion of the Company`s anticipated reverse merger, the adjusted exercise price would be approximately US$0.75 per resulting issuer share).

Conditions Precedent include:

1.

Satisfactory due diligence as ICM may reasonably require or consider necessary in performing the services contemplated hereunder.

2.

All required (a) shareholder, director and regulatory approvals; and (b) third party consents being received.

3.

No material adverse change in the Corporation’s business, as determined at the sole discretion of ICM, acting reasonably.

4.

Execution of all requisite definitive agreements including, if determined necessary or appropriate by ICM, an investors’ subscription agreement, form of debenture certificate and security agent agreement, in form and substance satisfactory to ICM and the Corporation, acting reasonably.

Closing:	The Offering shall close on or about September 28, 2015 or such other date as ICM and the Corporation may agree and may be closed in one or more tranches.

SCHEDULE "B"
CONVERSION FORM

TO:

IMEDICAL INNOVATION INC.

The undersigned registered holder of the within Debenture hereby irrevocably elects to convert said Debenture (or US$________________ principal amount thereof*) and the accrued but unpaid interest thereon** into Common Shares of the Corporation in accordance with the terms hereof at a conversion price of US$1.78 per Common Share (subject to adjustment in accordance with the terms of the Debenture certificate) and directs that the Common Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

Date: ________________________

__________________________________________

(Signature of Holder)

*

If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount to be converted.

**

Delete the words "and the accrued but unpaid interest thereon" if the Holder is not electing to convert the accrued but unpaid interest.

NOTE:

If Common Shares are to be issued in the name of a person other than the Holder, the signature must be guaranteed by a bank, by a trust company, or by a member firm of a recognized stock exchange.

Print name in which Common Shares issued on conversion are to be issued, delivered and registered

Name:_______________________________________________________________________

_____________________________________________________________________________

(Address)

(City, Province/State, Country and Postal Code/Zip)

Name of guarantor:_____________________________________________________________

Authorized signature:___________________________________________________________